                                                                     Exhibit 11

                             Concentra Managed Care, Inc.
                    CALCULATION OF SHARES PRIMARY EARNINGS PER SHARE

                                                              THREE MONTHS ENDED           NINE MONTHS ENDED
                                                                 SEPTEMBER 30,               SEPTEMBER 30,
                                                          ---------------------------  --------------------------
                                                              1996          1997           1996          1997
                                                          ------------  -------------  ------------  ------------
Net income (loss).......................................  $  7,136,000   ($19,229,000) $ 16,091,000   ($4,750,000)

Interest on common stock equivalents, net of tax........       --               2,000       146,000         6,000
                                                          ------------  -------------  ------------  ------------
Primary earnings (loss).................................  $  7,136,000   ($19,227,000) $ 16,237,000   ($4,744,000)
                                                          ------------  -------------  ------------  ------------
                                                          ------------  -------------  ------------  ------------
Weighted average number of shares of common stock
  outstanding during the period.........................    37,200,000     38,027,000    34,995,000    37,734,000
Common stock equivalents, under the treasury stock
  method................................................     1,226,000      1,243,000     1,741,000     1,062,000
                                                          ------------  -------------  ------------  ------------
Weighted average shares outstanding.....................    38,426,000     39,270,000    36,736,000    38,796,000
                                                          ------------  -------------  ------------  ------------
                                                          ------------  -------------  ------------  ------------
Primary earnings (loss) per share.......................  $       0.19        ($0.49)  $       0.44        ($0.12)
                                                          ------------  -------------  ------------  ------------
                                                          ------------  -------------  ------------  ------------
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